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                                                                   EXHIBIT 10.16


                          CONSULTING SERVICES AGREEMENT

BETWEEN:

                  WANI CAPITAL CORP., a Corporation incorporated under the laws of the Province of Alberta and carrying on the business of consulting in the City of Calgary, in the Province of Alberta (the "Consultant")

                                                               OF THE FIRST PART
AND

                  INDUSTRIALEX MANUFACTURING CORP., a Corporation continued under the laws of the State of Colorado, U.S.A., listed on the Canadian Venture Exchange and carrying on the business of industrial finishing in the State of Colorado ("the Client")

                                                              OF THE SECOND PART

         WHEREAS:

A. the Client carries on the business of industrial finishing in the State of Colorado and elsewhere.

B. the Consultant has access to certain expertise in the areas of public companies, corporate finance and investor relations which can assist the Client.

C. the Client wishes to engage the services of the Consultant for this purpose and the Consultant wishes to be retained by the Client to provide services in accordance with the terms of this Agreement.

D.       the Consultant is at arms length with the Client.

                  NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the premises, covenants and agreements herein set forth, the parties hereto agree as follows:

DEFINITIONS

1.       In this agreement

         (a) "Consulting Services" means any work and associated services performed by any agents or employees of the Consultant, including but not limited to services related to the public company, corporate finance and investor relations needs of the client.

         (b)      "Effective Date" means February 01, 2002;

         (c) "ETA" means the Excise Tax Act (Canada), as amended from time to time.



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SERVICES

2. The Client hereby retains the Consultant to provide the Consulting Services and the Consultant agrees to provide the Consulting Services to the Client in accordance with and subject to the terms of this Agreement. The Consultant is free to pursue other business interests during the term of this Agreement.

3. The Consultant may appoint any of its agents or employees to carry out the specific tasks desired by the Client.

4. In providing the Consulting Services the Consultant is free to use all or a portion of the equipment and tools of the Client but is not required to do so.

5. The Consultant is free to set the hours of work during which its agents or employees will provide the Consulting Services. Subject to reasonable notice, this includes but is not limited to the scheduling of holidays, professional activities and time required for training for maintaining professional qualifications of its agents or employees.

CONSULTING FEES AND DISBURSEMENTS

6. In consideration for the Consulting Services provided the Client shall pay to the Consultant a fee and shall make available to the Consultant at its office premises such equipment, supplies, administrative staff, reception, and assistance, as required. The fee paid to the Consultant will be at a rate of $150 per hour payable in U.S. Dollars (to a maximum billable of $3,300 per month USD). As well the Client will grant the Consultant an option to purchase 120,000 common shares at .35 cents US. These options will vest at a rate of 20,000 options per month beginning on March 1, 2002. Vested options will expire 6 months from such vesting date. If either party terminates early all options will expire on the early termination date.

         Further, additional amounts or bonuses may be paid to the Consultant at the discretion of the Client from time to time as the Client benefits from the expertise of the Consultant including but not limited to his expertise in the areas of public companies, corporate finance and investor relations. A bonus of 5 % will be paid to the Consultant from the gross proceeds of any financing arranged by him but at the Clients discretion a further bonus may be given. All outstanding IPO warrants that get exercised during the term of the Agreement will result in a bonus of 5% of the gross dollar value from the exercise of the IPO warrants (2,457,882 shares) to be paid to the Consultant but at the Clients discretion a further bonus may be given.

7. The Client agrees to reimburse the Consultant for all pre-approved Client related travel, and up to a maximum of $300 US Dollars per month for the following expenses including but not limited to postage fees, telephone charges, telecopying expenses and photocopying expenses, entertainment etc. Any charges above this will need the approval of the Client prior to any reimbursement to the Consultant.






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8.       The Consultant shall submit an invoice to the Client at its address for notice once a month for services rendered to the Client in the previous month. In addition to fees for services rendered, each invoice submitted to the Client by the Consultant shall itemize all disbursements and direct costs incurred by the Consultant on behalf of the Client. All invoices will be paid by the Client to the Consultant immediately or by month end.

9. All fees charged to the Client by the Consultant for services rendered hereunder and all disbursements which are taxable under the ETA shall be subject to a goods and services tax ("GST"). All invoices submitted to the Client by the Consultant shall specify the GST number of the Consultant as well as the amount of GST payable by the client in respect of fees for services rendered and taxable disbursements.

INDEPENDENT CONTRACTOR

10. The Client agrees and confirms that this is not a contract of employment nor service with the Consultant or any of the Consultant's employees or agents, but rather is a contract for services and the Consultant is an independent contractor and nothing in this Agreement shall be construed in such a way as to create an employment relationship between the Client and the Consultant or any of the Consultant's agents or employees. The Consultant shall be responsible for all income taxes, Unemployment Insurance (UI) premiums, Canada Pension Plan (CPP) premiums, and Worker's Compensation assessments for its agents and employees and the Consultant covenants and agrees to have all its agents and employees covenant not to collect UI based on any income earned from the Client and agrees to indemnify and save harmless the Client for any liability arising from the Consultant and any employee or agent of the Consultant claiming UI benefits on monies received from the Client.

TERMINATION

11. The termination of this contract will be as of July 31, 2002 or at any time and for any reason either party may give thirty (30) days written notice to the other of their intention to terminate this Agreement and the Agreement shall cease on the last day of the thirty (30) day notice period.

EFFECTIVE DATE

12. The term of this Agreement shall begin as of the Effective Date and shall continue until it is terminated as provided herein.

NOTICES

13. Any notice or other document required or permitted to be given hereunder will be considered well and sufficiently given by hand delivery or by prepaid mail addressed to the parties as follows:


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         (a)      If to the Consultant:

                  WANI CAPITAL CORP.
                  c/o 29 Strathlea Court S.W.
                  Calgary, AB T3H 4R8

                  ATTENTION: RAJU WANI, PRESIDENT


         (b)      If to the Client:

                  INDUSTRIALEX MANUFACTURING CORP.
                  63 A S Pratt Parkway
                  Longmont, CO UNITED STATES 80501

                  ATTENTION: AHMAD AKRAMI, CHIEF EXECUTIVE OFFICER

or such other address as either party may from time to time appoint by notice in writing to the other in accordance with this Article. Any notice delivered by hand addressed as aforesaid will be deemed to have been delivered on the day of delivery, and any notice mailed by prepaid mail addressed as aforesaid will be deemed to have been received three (3) business days after the mailing thereof; and if on the third business day thereafter there is a strike, lock-out or labour disturbance affecting postal service, then such notice will not be effectively given until actually received.

GENERAL

14. The proper law of this Agreement is the law of the Province of Alberta and each of the parties irrevocably attorns to the jurisdiction of the Courts of the Province of Alberta and to all courts having jurisdiction to hear appeals therefrom.

15. If, at any time during the continuance of this Agreement, the parties deem it necessary or expedient to make any alteration or additions to this Agreement, they may do so by means of a written agreement between them which shall be supplemental and form part hereof.

16. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

17. Any term, condition or provision of this Agreement or any part thereof which is or may be found to be void, prohibited or unenforceable shall be severable without in any way invalidating the remaining terms, conditions or provisions of this Agreement.

18. This Agreement forms the entire agreement between the parties and cancels and supercedes any and all previous written agreements between the Consultant and the Client and may only be modified or amended by a written agreement of the parties.

19.      Time shall be of the essence in this Agreement.



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20.      This Agreement may be executed in as many counterparts as are necessary and, when a counterpart has been executed by each party, all counterparts together shall constitute one agreement.

                  IN WITNESS WHEREOF the parties have hereunto set their respective hands and seals this 1st day of February, 2002.




                                            INDUSTRIALEX MANUFACTURING CORP.


                                            Per:     /s/ Ahmad Akrami
                                                 -------------------------------
                                                  Ahmad Akrami Chief Executive
                                                  Officer

                                            WANI CAPITAL CORP.


                                            Per:     /s/ S. R. Wani
                                                 -------------------------------
                                                  Raju Wani, President